Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial information gives effect to the acquisition and the financing (the “Acquisition”) of HistoTox Labs, Inc., a Colorado corporation (“HistoTox Labs”), by Inotiv – Boulder HTL, LLC (“Inotiv – Boulder HTL”), a wholly owned subsidiary of Inotiv, Inc. (“Inotiv”), pursuant to the terms of the Asset Purchase Agreement (the “Purchase Agreement”), dated as of April 30, 2021, between Inotiv – Boulder HTL and HistoTox Labs and the merger and financing (the “Merger”) of Bolder BioPath, Inc., a Colorado corporation (“Bolder BioPathPath”), by Inotiv – Boulder, LLC (“Inotiv – Boulder”), an Indiana limited liability company and wholly owned subsidiary of Inotiv, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), closed as of April 30, 2021 and consummated on May 3, 2021, between Inotiv – Boulder and Bolder BioPathPath. The unaudited pro forma condensed combined financial data set forth below gives effect to the following:

●	the completion of the Acquisition, which closed on April 30, 2021 with a total cash transaction value of $22,321 thousand
●	the completion of the Merger, which closed on April 30, 2021 and consummated on May 3, 2021 with a total transaction value of $54,452 thousand, $18,500 thousand in cash, 1,588,235 of the Company’s common shares valued at $34,452 thousand and seller notes in an aggregate principal amount of $1,500 thousand;
●	the incurrence of $15,000 thousand of additional debt to fund a portion of the cash consideration for the Acquisition and the Merger consideration and pay fees and expenses related to the Acquisition and the Merger; and
●	the issuance of 3,044,117 common shares on April 23, 2021 at a price to the public of $17.00 per share. Net proceeds to the Company from the offering were approximately $48,971 thousand, after deducting the underwriting discount and estimated offering expenses. A portion of the proceeds from the offering were used to fund a portion of the cash consideration in connection with the Acquisition and the Merger.

The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial statements in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition and the Merger as if each occurred on December 31, 2020 and the unaudited pro forma condensed combined statements of operations give effect to the Acquisition and the Merger as if each occurred October 1, 2019. The unaudited pro forma condensed combined financial data is not necessarily indicative of what the combined financial position or results of operations actually would have been had the Acquisition and the Merger been completed as of the dates indicated, nor is it indicative of future results or financial position of the combined company. In addition, the unaudited pro forma condensed combined financial data do not purport to project the future financial position or results of operations of the combined entity. Differences between these preliminary estimates and the final acquisition accounting will likely occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Inotiv’s future results of operations and financial position. There were no material transactions between Inotiv and Bolder BioPath or HistoTox Labs during the period presented. There transactions between HistoTox Labs and Bolder BioPath during the period presented, which have been eliminated in the unaudited pro forma condensed combined financial data.

Inotiv has a September 30 year end, which differs from the December 31 year end of both Bolder BioPath and HistoTox Labs. The unaudited pro forma combined statements of operations for the three months ended December 31, 2020 include unaudited consolidated statement of operations for the three-month period ended December 31, 2020 for Inotiv and the three months ended March 31, 2021 for Bolder BioPath and HistoTox Labs. The unaudited pro forma combined statement of operations for the year ended September 30, 2020 includes the results of operations for the year ended September 30, 2020 for Inotiv and for the year ended December 31, 2020 Bolder BioPath and HistoTox Labs

The unaudited pro forma condensed combined financial data have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles (“U.S. GAAP”), with Inotiv being the accounting acquirer. The pro forma adjustments are preliminary and based on currently available information and are subject to change. Under the acquisition method generally all assets acquired, and liabilities assumed are recorded at their respective fair values as of the date the acquisition is completed. For pro forma purposes, the fair value of the Bolder BioPathPath and HistoTox Labs respective business’s tangible and identifiable intangible assets acquired, and liabilities assumed are based on a preliminary estimate of fair value as of April 30, 2021. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes that the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.

The unaudited pro forma condensed combined financial data presented is for informational purposes only. Inotiv management expects that the strategic and financial benefits of the proposed transactions will result in certain cost savings opportunities. The pro forma adjustment explanatory notes include certain management adjustments related to these synergies. The pro forma adjustments, which Inotiv believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial data.

The unaudited pro forma financial data reflects cash paid at the closing of the Acquisition and the Merger, which is subject to a purchase price adjustment related to the final closing statement for assets acquired and liabilities assumed. The total cash consideration will be adjusted, as needed, based on the final net asset position per the terms of the Purchase Agreement and the Merger Agreement. Inotiv issued a set number of consideration shares with a value of $34,452 thousand at the closing of the Merger.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. The unaudited pro forma condensed combined financial data should be read together with the Bolder BioPathPath and HistoTox Labs respective business’s audited combined financial statements as of December 31, 2020 and for the year then ended, included as Exhibit 99.2 and Exhibit 99.3 to Inotiv’s Current Report on Form 8-K/A, filed with the SEC on August 10, 2021 (the “Amended Form 8-K”), as well as Inotiv’s consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended September 30, 2020.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 2020

(in thousands, except per share data)

	Inotiv	Bolder Biopath	HistoTox Labs	Pro Forma Adjustments	Note	Pro Forma
Total Revenue	$17,885	$3,743	2,625	$(203)	(d)	$24,050
Cost of revenue	11,968	1,968	1,261	(96)	(e)	15,101
Gross profit	5,917	1,775	1,364	(107)		8,949
Operating expenses:
Selling, general and administrative	5,667	885	754	687	(c)	7,993
Start-up costs	40	-	-	-		40
Other operating expense, net	196	-	-	-		196
Total operating expenses	5,903	885	754	687		8229
Operating income (loss)	14	890	610	(794)		720
Interest expense	(347)	(22)	(5)	(127)	(a)	(501)
Other income	-	-	357	-		357
Net income (loss) before income taxes	(333)	868	962	(921)		576
Income tax expense (benefit)	33	-	-	(239)	(b)	(206)
Net (loss) income	$(366)	$868	962	$(682)		$782

Income (loss) per share:
Basic and diluted	$(0.03)					$0.04

Weighted average common shares outstanding:
Basic and diluted	11,016			4,632	(e)	15,648

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2020

(in thousands, except per share data)

	Inotiv	Bolder Biopath	HistoTox Labs	Pro Forma Adjustments	Note	Pro Forma
Total Revenue	$60,469	$12,932	$9,116	$(778)	(d)	$81,739
Cost of revenue	41,899	7,855	5,217	(335)	(e)	54,636
Gross profit	18,570	5,077	3,899	(443)		27,103
Operating expenses:
Selling, general and administrative	20,350	3,486	1,632	3,881	(c)	29,349
Start-up costs	333	-	-	-		333
Other operating expense, net	950	-	-	-		950
Total operating expenses	21,633	3,486	1,632	3,881		30,632
Operating income (loss)	(3,063)	1,591	2,267	(4,324)		(3,529)
Interest expense	(1,490)	(96)	(44)	(508)	(a)	(2,138)
Other income	15	5	6	-		26
Net income (loss) before income taxes	(4,538)	1,500	2,229	(4,832)		(5,641)
Income tax expense (benefit)	147	-	-	(1,256)	(b)	(1,109)
Net (loss) income	$(4,685)	$1,500	$2,229	$(3,576)		$(4,532)

Income (loss) per share:
Basic and diluted	$(0.43)
						$(0.29)
Weighted average common shares outstanding:
Basic and diluted	10,851			4,632	(e)	15,483

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2020

(in thousands)

	Inotiv	Bolder Biopath	HistoTox Labs	Pro Forma Adjustments	Note	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,155	$747	$665	$21,797	(h)	$24,364
Account receivable	11,385	3,850	1,592	-		16,827
Inventories, net	876	-	-	-		876
Prepaid and other current assets	2,546	48	-	-		2,594
Total current assets	15,962	4,645	2,257	21,797		44,661
Property and equipment, net	29,316	5,077	3,126	2,657	(g)	40,176
Goodwill	4,368	-	-	41,410	(g)	45,778
Other intangible assets, net	4,104	-	-	21,000	(g)	25,104
Other non-current assets	9,048	1,855	1,202	-		12,105
Total assets	$62,798	$11,577	$6,585	$86,864		$167,824

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,630	$320	$133	$-		$4,083
Accrued expenses	1,599	311	426	(136)	(g)	2,200
Customer advances	13,635	633	562	-		14,830
Current portion of long-term debt	9,877	921	145	1,779	(i)	12,722
Other current liabilities	5,820	319	208	-		6,347
Total current liabilities	34,561	2,504	1,474	1,643		40,182
Long-term debt, less current portion, net	17,208	98	116	13,216	(i)	30,638
Deferred tax liabilities, net	175	-	-	-		175
Other long-term liabilities	3,398	2,238	1,442	-		7078
Total liabilities	55,342	4,840	3,032	14,859		78,073
Shareholders’ equity:
Preferred shares, no par value	25	-	-	-		25
Common shares, no par value	2,741	1	-	1,157	(j)	3,899
Additional paid-in capital	26,966	-	-	82,265	(j)	109,231
Accumulated deficit	(22,276)	6,736	3,553	(11,417)	(i)	(23,404)
Total shareholders’ Equity	7,456	6,737	3,553	72,005		89,751
Total liabilities and shareholders’ equity	$62,798	$11,577	$6,585	$86,864		$167,824

Notes to the Pro Forma Financial Statements

Note 1 – Basis of Prep

The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Inotiv has elected to present Management’s Adjustments and will be presenting them alongside the Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary to assist in understanding the post-combination company upon consummation of the proposed transactions.

The unaudited pro forma condensed combined balance sheet has been prepared by combining Inotiv’s balance sheet as of September 30, 2020 and Bolder BioPath and HistoTox Labs balance sheets as of December 31, 2020 and applying the pro forma adjustments described below.

The unaudited pro forma condensed combined statements of operations have been prepared by combining Inotiv’s results for the year ended September 30, 2020, and Bolder BioPath and HistoTox Labs results for the year ended December 31, 2020, and applying the pro forma adjustments described below.

The unaudited pro forma condensed combined statements of operations for the three months ended December 31, 2020 have been prepared by combining Inotiv’s results for the three months ended December 31, 2020 and Bolder BioPath and HistoTox Labs results for the three month ended March 31, 2021 and applying the pro forma adjustments to each period described below.

The pro forma adjustments have been prepared as if the proposed transactions related to Bolder BioPath and HistoTox Labs occurred on December 31, 2020 in the case of the unaudited pro forma combined balance sheet and on October 1, 2019 in the case of the unaudited pro forma combined statement of operations. The historical financial information has been adjusted in the unaudited pro forma combined financial statements in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effects of these transactions will differ from the pro forma adjustments.

Inotiv management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transactions, and that the pro forma adjustments in the unaudited pro forma combined financial statements give appropriate effect to the assumptions.

Note 2- Pro Forma Statement of Operations Adjustments

(a)	Reflects the impact on the net change in borrowings resulting from the Acquisition and the Merger and the associated impact of additional interest expense
(b)	The estimated tax impact is based on an assumed tax rate of 26%, which is a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure
(c)	Represents the incremental amortization expense associated with the acquired intangible assets and the recognition of $1,128 thousand of acquisition costs associated with the Acquisition and Merger. The estimated amortization expense is based on the estimated fair value of the customer relationships and non-compete agreements and assuming an average life of 8 years and 5 years, respectively. If the fair value changed by 10%, amortization expense would change by $0.3 million for the year ended September 30, 2020.
(d)	Reflects the elimination of the impact of historical transactions between Bolder BioPath and HistoTox Labs.
(e)	Represents the elimination of the impact of historical transactions between Bolder BioPath and HistoTox Labs, offset by the incremental depreciation expense associated with the increase in property and equipment to estimated fair value.

(f)	The weighted average number of shares outstanding reflects the issuance of 3,044 thousand common shares in connection with Inotiv’s issuance of shares in April 2021, from which a portion of the proceeds were used to fund the Acquisition and the Merger. Additionally, the weighted average number of shares outstanding also reflects the issuance of 1,588 thousand common shares to the holders of all the outstanding common shares of Bolder Path to fund the share consideration related to the Merger. The total weighted average shares of 15,483 thousand is calculated as 3,044 thousand shares as a result of the share issuance plus 1,588 thousand shares issued to the holders of all of the outstanding common shares of Bolder BioPath plus the shares issued and outstanding as of December 31, 2020. During certain periods we have a reported net loss. Therefore, dilutive common shares are not assumed to have been issued since their effect is anti-dilutive. As a result, basic and diluted weighted average shares are the same, causing diluted net loss per share to be equivalent to basic net loss per share.

Note 3 - Pro Forma Balance Sheet Adjustments

(g)	Reflects the preliminary purchase price allocation among assets acquired and liabilities assumed as set forth below (in thousands):

	Bolder BioPath	HistoTox Labs
Estimated Purchase Price:
Cash (1)	$18,500	$22,321
Stockholder Note (2)	1,500	-
Inotiv Shares (3)	34,452	-
Total	$54,452	$22,321

Preliminary purchase price allocation:
Net assets as of March 31, 2021	$6,737	$3,553
Adjustment to remove liabilities not acquired (4)	1,155	261
Adjusted net assets as of March 31, 2021	7,892	3,814

Preliminary fair value adjustment to net assets acquired (7):
Increase property and equipment to fair value (5)	1,710	947
Record acquire intangible assets at fair value (6)	12,500	8,500
Preliminary total fair value of net assets acquired	22,102	13,261
Allocation to goodwill	$32,350	$9,060

(1)	The cash consideration is based on the Purchase Agreement and adjusted for working capital at the related acquisition/merger date and other contractual adjustments (including existing indebtedness and certain tax positions). The total cash consideration will be adjusted, as needed, based on the final net asset position per the terms included within the Purchase Agreement and Merger Agreement.
(2)	Inotiv issued $1,500 thousand in unsecured, subordinated promissory notes to the holders of common shares of Bolder BioPATH as consideration transferred in connection with the Merger
(3)	Inotiv issued 1,588 thousand shares to the holders of all the outstanding common shares of Bolder BioPATH at $25.52 per share as of May 3, 2021 as consideration transferred in connection with the Merger. Per the terms of the Merger Agreement, there is a mandatory lock-up period for 1-year. As such, a discount has been applied for the lack of marketability of the securities
(4)	Certain liabilities reflected on the Bolder BioPATH and HistoTox Labs business’s historical combined statement of financial position were repaid or not acquired by Inotiv pursuant to the terms of the Purchase Agreement and Merger Agreement, respectively.
(5)	Represents the adjustment to record property and equipment at fair value. The preliminary fair value estimate was calculated using a combination of cost and market-based methodologies
(6)	Represents the recognition of intangible assets (e.g. customer relationships, non-compete agreements) at preliminary fair value. The preliminary fair value estimate was calculated by using the multi-period excess earning method within the income approach.
(7)	The valuation of assets acquired and liabilities assumed has not yet been finalized as of June 30, 2021. The purchase price allocation is preliminary and subject to change, including the valuation of property and equipment, intangible assets, income taxes and goodwill, among other items. The amounts recognized will be finalized as the information necessary to complete the analysis is obtained, but no later than one year after the acquisition date. Finalization of the valuation during the measurement period could result in a change in the amounts recorded for the acquisition date fair value

(h)	Reflects the impact on cash and cash equivalents of the Acquisition and Merger as follows (in thousands):
Net proceeds from borrowings	$14,775
Net proceed from issuance of shares (1)	48,971
Cash consideration for Acquisition	(40,821)
Acquisition costs	(1,128)
Pro Forma Adjustment	$21,797

(1)	Represents an underwritten public offering of 3,044,117 of its common shares. All the shares were sold at a price to the public of $17.00 per share. Net proceeds to the Company from the offering were approximately $48,971 thousand, after deducting the underwriting discount and offering expenses, a portion of which net proceeds were used to fund part of the cash consideration for the Acquisition.
(i)	Reflects the impact of the change in borrowings resulting from the Acquisition and the Merger and the associated impact on interest expense (in thousands):
		Interest Expense
	Amount	Fiscal Year ended September 30, 2020	Three Months ended December 31, 2020
Proceeds from Term Loans (1)	$15,000	$537	$135
Promissory Notes (2)	1,500	66	16
Debt issuance costs (1)	(225)	45	11
Less: Debt not acquired	(1,280)	(140)	(35)
Pro Forma Adjustment	$14,995	$508	$127

(1)	Represents the total borrowings of the debt instruments Term Loan 9 and 10 Inotiv entered to fund the Acquisition and the Merger and the associated debt issuance costs. This includes an interest rate at 3.85% for both Term Loan 9 and 10. The debt issuance costs are amortized over an estimated life of 5 years.
(2)	Represents the total borrowings of the unsecured subordinated promissory notes payable to the former shareholders of Bolder BioPATH entered as consideration transferred in connection with the Merger. This includes an interest rate at 4.5% per annum for the promissory notes.
(j)	Represents the elimination of the historical equity of Bolder BioPath and HistoTox Labs, the impact of the Acquisition and the Merger and the related equity raise as follows (in thousands):

	Common Stock	Additional Paid in Capital	Retained Earnings/ Accumulated Deficit	Total
Eliminate BioPath equity	$(1)	$-	$(6,736)	$(6,737)
Eliminate HistoTox Labs equity	-	-	(3,553)	(3,553)
Share consideration (Note G)	397	34,055	-	34,452
Issuance of shares (Note H)	761	48,210	-	48,971
Impact of acquisition costs	-	-	(1,128)	(1,128)
Total	$1,157	$82,265	$(11,417)	$72,005

Note 4 - Management Adjustments

The table below shows the expected cost savings related to the reduction of the number of employees at the acquired businesses and the alignment of wages, salaries and benefits of employees (including prior owners) that transferred with the Acquisition and the Merger, to align with Inotiv’s internal human resource policies based upon job description and related responsibilities. The savings presented are based on the impact had the actions been taken on October 1, 2019 and the statutory tax rate is 26%. The earnings per share is based on an assumed 15,483 weighted average shares outstanding for the year ended September 30, 2020 and 15,648 weight average shares outstanding for the three months ended December 31, 2020.

The adjustments shown below include those that management deemed necessary for a fair statement of the pro forma information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities

Exchange Act of 1934, and actual results could differ materially from what is presented below as efforts to integrate the acquired operations into the Inotiv progresses.

	Fiscal Year ended September 30, 2020	Three Months ended December 31, 2020
Pro Forma Combined (Loss) Income	$(4,532)	$782
Cost savings	709	5
Tax effect	(184)	(1)
Pro Forma Combined (Loss) Income After Management Adjustments	$(4,007)	$786
Earnings (loss) per share	$(0.26)	$0.05